                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                        AMENDMENT NO.  TO CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report: June 24, 1998                 Commission File No. 000-23453
                -------------                                     ---------
(Date of earliest event reported)


                        FLEXIINTERNATIONAL SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


           DELAWARE                                      06-1309427
           --------                                      ----------
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)


Two Enterprise Drive, Shelton, Connecticut                  06484
------------------------------------------                  -----
(Address of principal executive offices)                  (Zip Code)


                                 (203) 925-3040
                                 --------------
              (Registrant's telephone number, including area code)

The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated June 29, 1998 to read in its entirety as follows:

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The following financial statements required by Item 7 with respect to the Dodge acquisition are filed as part of this report:

     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

     -    Independent Auditors' Report
     -    Consolidated Balance Sheets, December 31, 1997 and 1996
     - Consolidated Statements of Operations for the Years Ended December 31, 1997 and 1996
     - Consolidated Statements of Shareholders' Equity (Deficiency) Years Ended December 31, 1997 and 1996
     - Consolidated Cash Flow Statements for the Years Ended December 31, 1997 and 1996

     PRO FORMA FINANCIAL INFORMATION:

     Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 1998 and for the Year Ended December 31, 1997.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED



THE DODGE GROUP, INC.





CONSOLIDATED FINANCIAL STATEMENTS FOR THE

YEARS ENDED DECEMBER 31, 1996 AND 1997 AND

INDEPENDENT AUDITORS' REPORT





DELOITTE & TOUCHE
HILL HOUSE
1 LITTLE NEW STREET
LONDON EC4A 3TR

                                                          THE DODGE GROUP, INC.


CONTENTS                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                          1

CONSOLIDATED BALANCE SHEETS                                           2

CONSOLIDATED STATEMENTS OF OPERATIONS                                 3

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)          4

CONSOLIDATED CASH FLOW STATEMENTS                                     5

NOTES TO THE CONSOLIDATED ACCOUNTS                                    6

     INDEPENDENT AUDITORS' REPORT

     To the Board of Directors and Stockholders of The Dodge Group, Inc.

     We have audited the accompanying consolidated balance sheets of The Dodge Group, Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
     BASIS OF OPINION
     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     OPINION
     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Companies at December 31, 1996 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

     /s/ Deloitte & Touche LLP
     -------------------------
     Chartered Accountants
     June 24, 1998

                                                           THE DODGE GROUP, INC.

CONSOLIDATED BALANCE SHEETS
YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                             NOTE            1996               1997
                                                                                $                  $
ASSETS:

CURRENT ASSETS
Cash and equivalents                                          1         1,318,543            793,797
Accounts receivable                                                       939,486          1,392,944
Prepaid expenses and other assets                                         195,404            128,511
                                                                      -----------        -----------
TOTAL CURRENT ASSETS                                                    2,453,433          2,315,252

PROPERTY AND EQUIPMENT - Net                                  3           625,736            505,328

OTHER ASSETS - Deposits                                                    74,203             66,884
                                                                      -----------        -----------
TOTAL ASSETS                                                            3,153,372          2,887,464
                                                                      ===========        ===========

LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIENCY):

CURRENT LIABILITIES
Current portion of capital leases                             7            24,220             14,569
Accounts payable and accrued expenses                                   2,303,680          2,027,018
Deferred income                                               1         1,572,199          3,029,755
                                                                      -----------        -----------
TOTAL CURRENT LIABILITIES                                               3,900,099          5,071,342

NOTES PAYABLE TO RELATED PARTIES                              4                 -          1,000,000

NOTES PAYABLE                                                 4                 -            342,563

DEFERRED RENT                                                              34,293              6,682

LONG-TERM PORTION OF CAPITAL LEASES                           7            16,116              1,547
                                                                      -----------        -----------
TOTAL LIABILITIES                                                       3,950,508          6,422,134

STOCKHOLDERS' EQUITY (DEFICIENCY)                             5
Redeemable, convertible preferred stock:                               28,900,009         28,900,009
   16,483,308 shares authorised, issued and outstanding
Convertible preferred stock:
   287,500 shares authorised, issued and outstanding                        2,876              2,876
Common stock:
   28,000,000 shares authorised, 598,291 issued and
     outstanding                                                            5,983              5,983
Additional paid-in capital                                                812,247            812,247
Accumulated deficit                                                   (30,644,952)       (33,471,665)
Cumulative translation adjustment                             1           126,701            215,880
                                                                      -----------        -----------

TOTAL STOCKHOLDERS' EQUITY
  (DEFICIENCY)                                                           (797,136)        (3,534,670)
                                                                      -----------        -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIENCY)                                                   3,153,372          2,887,464
                                                                      ===========        ===========


                                                          THE DODGE GROUP, INC.



CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1996 AND 1997


                                          NOTE

                                                            1996             1997
                                                               $                $

REVENUES:                                   1
Licenses                                               4,119,865        2,425,166
Consulting and other                                   2,764,574        5,113,728
Maintenance                                              664,510        1,179,429
                                                      ----------       ----------

TOTAL REVENUES                                         7,548,949        8,718,323
                                                      ----------       ----------

COSTS AND EXPENSES:
Research and development                               4,825,108        3,917,462
Sales and marketing                                    8,082,492        4,518,077
General and administrative                             2,626,756        3,272,537
Restructuring charges                       2          1,281,868         (313,817)
                                                      ----------       ----------

TOTAL COSTS AND EXPENSES                              16,816,224       11,394,259
                                                      ----------       ----------

LOSS FROM OPERATIONS                                  (9,267,275)      (2,675,936)
                                                      ==========       ==========

OTHER INCOME/(EXPENSE):
Interest income                                          208,620           29,056
Interest expense                                         (15,845)         (78,168)
Foreign exchange gains/(losses)                            1,884           (4,551)
                                                      ----------       ----------

TOTAL OTHER INCOME/(EXPENSE)                             194,659          (53,663)
                                                      ----------       ----------
LOSS BEFORE TAXATION                                  (9,072,616)      (2,729,599)

TAXATION                                                 (10,687)         (97,114)
                                                      ----------       ----------
NET LOSS                                              (9,083,303)      (2,826,713)
                                                      ==========       ==========

                                                           THE DODGE GROUP, INC.


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED DECEMBER 31, 1996 AND 1997

                                      REDEEMABLE,
                                      CONVERTIBLE  CONVERTIBLE             ADDITIONAL                    CUMULATIVE    STOCKHOLDERS'
                                        PREFERRED    PREFERRED   COMMON       PAID-IN      ACCUMULATED  TRANSLATION          EQUITY
                                            STOCK        STOCK    STOCK       CAPITAL          DEFICIT   ADJUSTMENT     (DEFICIENCY)
                                                $            $        $             $                $            $               $

BALANCE, JANUARY 1, 1996               18,500,009        2,876     4,736      854,794      (21,561,649)      33,774      (2,165,460)
Issuance of stock, net of Issuance
 costs of $57,494                      10,400,000            -         -      (57,494)               -            -      10,342,506
Exercise of stock options                       -            -     1,247       14,947                -            -          16,194
Net loss                                        -            -         -            -       (9,083,303)           -      (9,083,303)
Translation adjustment                          -            -         -            -                -       92,927          92,927
                                       ----------        -----     -----      -------      -----------      -------      ----------
BALANCE, DECEMBER 31, 1996             28,900,009        2,876     5,983      812,247      (30,644,952)     126,701        (797,136)
                                       ==========        =====     =====      =======      ===========      =======      ==========
BALANCE, JANUARY 1, 1997               28,900,009        2,876     5,983      812,247      (30,644,952)     126,701        (797,136)

Net loss                                        -            -         -            -       (2,826,713)           -      (2,826,713)
Translation adjustment                          -            -         -            -                -       89,179          89,179
                                       ----------        -----     -----      -------      -----------      -------      ----------
BALANCE, DECEMBER 31, 1997             28,900,009        2,876     5,983      812,247      (33,471,665)     215,880      (3,534,670)
                                       ==========        =====     =====      =======      ===========      =======      ==========

                                                          THE DODGE GROUP, INC.


CONSOLIDATED CASH FLOW STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                             1996            1997
                                                                $               $

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                               (9,083,303)     (2,826,713)
Adjustments to reconcile net loss to cash used for
   operating activities:

   Loss on disposal of assets                             415,645           8,525
   Depreciation and amortisation                          478,354         264,732
   Accounts receivable                                   (572,122)       (480,883)
   Prepaid expenses and other assets                       62,551          68,913
   Accounts payable and accrued expenses                  764,632        (219,716)
   Deferred revenue                                       126,966       1,506,108
   Deferred rent                                          (90,234)        (26,442)
                                                       ----------      ----------
Cash used for operating activities                     (7,897,511)     (1,705,476)
                                                       ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                      (772,917)       (162,205)
Sale of property and equipment                             77,708               -
Deposits                                                   56,641               -
                                                       ----------      ----------
Cash used for investing activities                       (638,568)       (162,205)
                                                       ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from:
   Preferred stock                                      8,367,504               -
   Common stock                                            16,194               -
   Notes payable                                          300,000       1,342,563
Repayment of capital lease obligations                    (39,934)        (24,220)
                                                       ----------      ----------
Cash provided by financing activities                   8,643,764       1,318,343
                                                       ----------      ----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                    65,740          24,592
                                                       ----------      ----------
INCREASE/(DECREASE) IN CASH AND EQUIVALENTS               173,425        (524,746)

CASH AND EQUIVALENTS, BEGINNING OF YEAR                 1,145,118       1,318,543
                                                       ----------      ----------
CASH AND EQUIVALENTS, END OF YEAR                       1,318,543         793,797
                                                       ==========      ==========

                                                          THE DODGE GROUP, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997


1.     NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS

         The Dodge Group, Inc. (the "Company") develops, markets and supports financial application software designed to meet the needs of large, complex organisations that wish to transform their current business practices. The Company's principal operating facilities are located in the United States and the United Kingdom. Sales outside these geographic locations are handled by personnel from the United States or the United Kingdom or through selected distributors located in the country in which the customer requests delivery. Use of distributors to sell product has not been significant to date.

         ACCOUNTING PRINCIPLES

         These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company, a wholly-owned subsidiary, The Dodge Group Limited and The Dodge Group SA, a wholly owned subsidiary of The Dodge Group Limited. All intercompany accounts and transactions have been eliminated in consolidation.

         SIGNIFICANT ESTIMATES

         Preparation of financial statements in conformity with generally accepted accounting principles requires, of necessity, the use of estimates. These estimates could change.

         REVENUE RECOGNITION

         Revenue from software licenses is recognised upon delivery of the software and completion of any significant remaining obligations. Maintenance revenue is recognised over the term of the related maintenance contract. Consulting and other revenues are recognised on the delivery of services.

         RESEARCH AND DEVELOPMENT

         Research and development costs are expensed as incurred.

         PROPERTY AND EQUIPMENT

         Purchased property and equipment are recorded at cost. Leased equipment is recorded at the present value of the minimum lease payments. Depreciation and amortisation are provided using the straight-line method over the estimated useful lives of the related assets and over the lease terms, if shorter, of the related leases.

         FOREIGN CURRENCY TRANSLATION

         Assets and liabilities of non-US operations are translated into US dollars at year end rates and revenues and expenses at average rates of exchange prevailing during the period. The resulting translation adjustments are reported as a separate component of stockholders' equity (deficiency). Foreign currency transaction gains and losses are recognised in operations currently.

                                                          THE DODGE GROUP, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997


1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      (CONTINUED)

         CASH AND EQUIVALENTS

         The Company considers all highly liquid investments purchased with remaining maturities of three months or less to be cash equivalents.

         Supplemental disclosure of cash flow information is as follows:

                                                                  1996      1997
                                                                     $         $

         Interest paid                                          15,845    11,580
         Significant non cash transactions - acquisition of
           equipment through capital leases                     25,216         -
                                                                ======    ======

         INCOME TAXES

         Deferred tax assets or liabilities are recorded to measure the tax impact of differences between the book and tax bases of the Company's assets and liabilities and the Company's operating loss carry forwards. Deferred taxes are computed using currently enacted rates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company believes that the carrying value of its financial instruments approximates their estimated fair values.

         CONCENTRATION OF CREDIT RISK

         The Company has sold and intends to sell and market its products to customers in various industries throughout the world. The Company performs credit evaluations before extending credit and generally requires no collateral from its customers. For the year ended December 31, 1996, three customers each accounted for 22%, 15%, and 11%, respectively, of the Company's total revenue. For the year ended December 31, 1997, three customers each accounted for 17%, 10% and 9%, respectively, of the Company's total revenue.

         RECLASSIFICATIONS

         Certain amounts in the 1996 financial statements have been reclassified to conform to the 1997 presentation.

                                                          THE DODGE GROUP, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997




 2.    RESTRUCTURING

         In 1996, in connection with the relocation of the Company's corporate offices and development activities to London, the Company recorded a restructuring charge of $1.28 million. The charge consisted primarily of severance costs ($487,000), write-off of fixed assets ($375,000), the estimated liability to fulfill certain contractual obligations ($330,000) and other costs ($90,000). In 1997, favorable settlements were made of those contractual obligations and the estimated liability was reduced by $314,000.

3.     PROPERTY AND EQUIPMENT

                                                                          1996            1997
                                                                             $               $
         PROPERTY AND EQUIPMENT CONSISTED OF THE
           FOLLOWING AT DECEMBER 31:
         Computer equipment                                             631,008          744,527
         Purchased computer software                                    123,322           57,922
         Computer equipment under capital leases                        112,266          106,212
         Furniture and fixtures                                         131,824          135,914
         Office equipment                                                78,569           91,182
         Leasehold improvements                                          79,560           78,131
                                                                      ---------        ---------
         Total                                                        1,156,549        1,213,888

         Less accumulated depreciation and
           amortisation                                                (530,813)        (708,560)
                                                                      ---------        ---------

         Property and equipment - net                                   625,736          505,328
                                                                      =========        =========


         Accumulated amortisation of equipment under capital leases was $73,396 and $93,630 at December 31, 1996 and 1997, respectively.


4.     NOTES PAYABLE

         At December 31, 1997, the Company had notes payable to stockholders and other investors aggregating $1,000,000. These notes bore interest at 7% per annum.

         Subsequent to December 31, 1997, the Company borrowed an additional $1,500,000 from stockholders.

         In addition the Company had bank notes payable of $342,563 which bore interest at 9.25% per annum. These notes payable were secured on the assets of the Company, however they were subsequently repaid and all securities released on July 29, 1998.

                                                          THE DODGE GROUP, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997



5.  CAPITAL STRUCTURE

      The Company's capital structure consisted of the following at December 31:

                                                                        1996            1996             1997            1997
                                                                  AUTHORISED          ISSUED       AUTHORISED          ISSUED
                                                                      SHARES          SHARES           SHARES          SHARES
         Redeemable, Convertible Preferred Stock, $.01 par
           value
             Series E                                              7,172,414       7,172,414       7,172,414        7,172,414
             Series D                                              2,500,000       2,500,000       2,500,000        2,500,000
             Series C                                              6,249,997       6,249,997       6,249,997        6,249,997
             Series B                                                560,897         560,897         560,897          560,897
                                                                  ----------      ----------      ----------       ----------
                                                                  16,483,308      16,483,308      16,483,308       16,483,308
                                                                  ==========      ==========      ==========       ==========


         Convertible Preferred Stock, $.01 par value
             Series A-1                                              143,750         143,750         143,750          143,750
             Series A-2                                              143,750         143,750         143,750          143,750
                                                                  ----------      ----------      ----------       ----------
                                                                     287,500         287,500         287,500          287,500
                                                                  ==========      ==========      ==========       ==========

         Common Stock, $.01 par value                             28,000,000         598,291      28,000,000          598,291
                                                                  ==========      ==========      ==========       ==========



         CONVERTIBLE PREFERRED STOCK
         In January 1996, the Company issued 7,172,414 shares of its Series E preferred stock for consideration of $10,400,000. Consideration received consisted of cash of $8,425,000 and conversion of notes payable to stockholders aggregating $1,975,002. The Series E preferred stock has rights and privileges senior to all other classes of preferred stock.

         In connection with this transaction, the number of authorised shares of common stock was increased to 28,000,000 and the number of shares which may be issued pursuant to option grants was increased to 3,644,000. In addition, the redemption date for the Series B, C, D and E preferred shares was extended to December 31, 2002, the size of the public offering required to trigger automatic conversion to common was increased to $15,000,000 at a price of at least $5.00 per share, and the date on which dividends become cumulative was extended to January 1, 2000.

                                                          THE DODGE GROUP, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997






5.       CAPITAL STRUCTURE (CONTINUED)

         DIVIDENDS

         Prior to the date at which such dividends become cumulative, payable as and if declared by the Company, the holders of shares of Series E stock are entitled to receive dividends, prior and in preference to any declaration or payment of any dividend on the common stock, preferred stock or any other class of stock, at the rate of $0.145 per share per annum or, if greater (as determined on a per annum basis and on an as converted basis), an amount equal to that paid on any other outstanding shares.

         After payment in full of dividends to Series E shareholders and prior to the date at which such dividends become cumulative, payable as and if declared by the Company, the holders of shares of Series B, Series C and Series D preferred stock are entitled to receive dividends, prior and in preference to any declaration or payment of any dividend on the common stock, preferred stock or any other class of stock, pari passu, at the rate of $1.25 per share of Series B stock per annum, at the rate of $0.128 per share of Series C stock per annum, and at the rate of $0.14 per share of Series D stock per annum, or, if greater (as determined on a per annum basis and on an as converted basis), an amount equal to that paid on any other outstanding shares.

         After payment in full of dividends to Series E, Series B, Series C and Series D shareholders, the holders of the Series A-1 and A-2 preferred stock are entitled to receive dividends as declared by the Company. When and if the Company declares a dividend on the then outstanding common stock, the holders of the preferred stock are entitled to the amount of dividends per share as would be payable on the largest number of whole shares of common stock into which each share of preferred stock could then be converted pursuant to the conversion rights of the preferred stock.

         Until the date of the issuance of the Series E stock, the dividends on the Series B, Series C and Series D stock became cumulative on January 1, 1997. Coincident with the Series E stock transaction, commencing January 1, 2000, the dividends on the Series B, Series C, Series D and Series E stock become mandatory, cumulative and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year.

                                                          THE DODGE GROUP, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997


5.       CAPITAL STRUCTURE (CONTINUED)

         LIQUIDATION PREFERENCE

         In the event of liquidation, all series of preferred stock are ranked prior to common stock, the Series E is ranked prior to all other classes of preferred stock, the Series D preferred stock is ranked prior to the Series C, B and A preferred stock, the Series C preferred stock is ranked prior to Series B and A preferred stock. The preferred stock is entitled to the following liquidation preferences, plus accrued and unpaid dividends:

                                                                 LIQUIDATION                 REDEMPTION VALUE AND
                                                                 PREFERENCE                LIQUIDATION PREFERENCE
                                                                  PER SHARE              1996                1997
                                                                      $                     $                   $
         Redeemable, Convertible Preferred Stock
             Series E                                                1.45          10,400,000          10,400,000
             Series D                                                1.40           3,500,000           3,500,000
             Series C                                                1.28           8,000,000           8,000,000
             Series B                                               12.48           7,000,000           7,000,000
                                                                                   ----------          ----------
                                                                                   28,900,000          28,900,000
                                                                                   ==========          ==========


         Convertible Preferred Stock

             Series A-1                                             1.28              184,000             184,000
             Series A-2                                             5.68              816,500             816,500
                                                                                   ----------          ----------
                                                                                    1,000,500           1,000,500
                                                                                   ==========          ==========


         VOTING

         Each holder of outstanding shares of Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such shareholder are then convertible. The holders of the Preferred Stock vote together with the holders of the Common Stock as a single class.

         The Company must obtain the written consent or affirmative vote of the majority of the holders of each series of Preferred Stock before altering the preferences, rights or powers of any series of Preferred Stock, increase the authorised shares of such series, or issue additional shares of such series. Additionally, subject to certain limitations, the Company can enter into a business combination or sell substantially all of its assets without obtaining the affirmative written consent of the holders of the majority of the Series B, the majority of the Series C, the majority of the Series D and the majority of the Series E shares.

         OPTIONAL CONVERSION

         The Series, A-1, A-2, B, C, D and E preferred shares are convertible, at the option of the holder, into shares of common stock at a conversion rate of one share, 4.4375 shares, 9.75 shares, one share, one share and one share, respectively, of common for one share of preferred, subject to adjustment upon the occurrence of certain dilutive stock issuances.

         The Series E Stock has special conversion rights, which are triggered if the Company does not meet certain revenue targets or is sold for less than $50 million, which increase the number of shares of common stock available at conversion from one share to up to 1.26 shares.

                                                          THE DODGE GROUP, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997


5.       CAPITAL STRUCTURE (CONTINUED)

         ANTI-DILUTION PROVISION

         The conversion price of the preferred shares is subject to certain anti-dilution provisions. Upon the issuance of the Series E preferred shares, the conversion price of the Series D preferred shares was adjusted and the conversion rate was increased from one share to 1.036 shares.

         MANDATORY CONVERSION

         All outstanding shares of Preferred Stock shall automatically be converted into Common Stock, upon the closing of a public offering of common shares, at a price in excess of $5.00 per share, pursuant to a effective registration under the Securities Act of 1993 which results in gross proceeds to the Company of $15 million.

         MANDATORY REDEMPTION

         The Series B, C, D and E preferred stock are redeemable, at the election of either (a) a majority of the Series E shareholders and a majority of the Series B, C, D & E shareholders voting as a class or
         (b) the Company and a majority of the Series E shareholders, at any time after December 31, 2002, at a redemption price of $12.48, $1.28, $1.40 and $1.45, respectively, plus accrued and unpaid dividends.

         EMPLOYEE STOCK OPTION PLAN

         The Company has a stock option plan under which incentive and non-qualified options to purchase shares of common stock may be granted to certain employees and advisors of the Company. The exercise price of incentive stock options cannot be less than 100% of the fair market value of the stock at the date of grant; the exercise price of non-qualified options is determined by the Company's Board of Directors.

         The following table sets forth option activity for the two years ended December 31, 1997:

                                                   NUMBER OF        EXERCISE
                                                      SHARES           PRICE
         Outstanding, January 1 1996                1,932,110      $.12 -2.00

         Grants                                     1,037,610      $.13 - .15
         Exercised                                   (124,409)     $.12 -2.00
         Cancelled                                 (1,443,101)     $.12 -2.00
                                                   ----------
         Outstanding, December 31, 1996             1,402,210      $.12 -2.00

         Grants                                     4,694,250      $.15
         Exercised                                          -      -
         Cancelled                                   (750,460)     $.12-2.00
                                                   ----------
         Outstanding, December 31, 1997             5,346,000      $.12-2.00
                                                   ==========

         Exercisable, December 31, 1997               410,791
                                                   ==========

         RESERVED SHARES

         The Company has reserved 17,358,000 shares of common stock for issuance under the Company's stock option plan and conversion of preferred stock.

                                                          THE DODGE GROUP, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997


6.       INCOME TAXES

         At December 31, 1996 and 1997, the Company's deferred tax accounts consisted of the following:

                                                                          1996             1997
                                                                             $                $

         Net operating loss carry forwards - United States          21,000,000       22,000,000
         Net operating loss carry forwards - foreign                 4,723,000        4,819,000
         Tax credit carry forwards                                     367,000          367,000
         Other deductible temporary differences, principally
           depreciation and compensated absences                        89,000           89,000
                                                                    ----------       ----------
         Net asset                                                  26,179,000       27,275,000

         Valuation allowance                                        26,179,000       27,275,000
                                                                    ----------       ----------

         Net asset recognised in the consolidated
           balance sheets                                                    -                -
                                                                    ==========       ==========


         Because of the Company's limited operating history, management has provided a full valuation allowance against the Company's net tax asset. The US net operating loss carry forwards are available through 2012. The foreign net operating loss can be carried forward indefinitely; however, it may only be applied against income from the same line of business generating the loss carry forward. Due to the significance of the changes in stock outstanding which occurred during 1995 and 1996, use of US net operating loss carry forwards may be subject to limitations.


         During 1996 and 1997, the valuation allowance was increased by $17,673,000 and $1,096,000 reflecting net operating loss and credit carry forwards generated for tax purposes for which realisation is not assured.

                                                          THE DODGE GROUP, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997


7.       COMMITMENTS AND CONTINGENCIES

         CONTINGENCIES

         From time to time, the Company is a party to litigation arising in the ordinary course of business. Management is of the opinion that an adverse outcome in any of all matters pending would not be material to financial position or the results of operations.

         CAPITAL LEASE OBLIGATIONS

         The Company has entered into capital lease agreements with effective interest rates ranging from 7% to 11%. Payments required under capital leases are due as follows:

                                                            $

         YEAR ENDING DECEMBER 31

         1998                                                 16,206
         1999                                                  3,321
                                                             -------
         Total minimum lease payments                         19,527
         Less portion representing interest,
           insurance, and taxes                               (3,411)
                                                             -------
         Present value of minimum lease
           payments                                           16,116
         Less current portion                                (14,569)
                                                             -------
         Long term obligations under capital
                                                               1,547
                                                             =======
         OPERATING LEASES


         The Company leases office space, equipment, and telephone systems for its US and UK operations under operating leases. Rent expense under all operating leases totalled $547,768 and $402,922 for the years ended December 31, 1996 and 1997, respectively.

         Future minimum lease payments under all operating leases are as follows:

                                                              $
         YEAR ENDING DECEMBER 31

         1998                                                    541,073
         1999                                                    433,636
         2000                                                    389,915
         2001                                                    355,952
         2002 and thereafter                                     565,712
                                                              ----------
         Total                                                 2,286,288
                                                              ==========

                                                          THE DODGE GROUP, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997


8.       SUBSEQUENT EVENT


         Under an Agreement and Plan of Merger dated June 24, 1998 (the "Merger Agreement"), FlexiInternational Software, Inc. ("Flexi") acquired all of the outstanding common and preferred stock of the Company. Under the Merger Agreement, the holders of the Series E preferred stock received a right to obtain common stock of Flexi. Holders of all other series of preferred stock and common stock of the Company received a deminimis amount of cash. The holders of the outstanding options received the net consideration, if any, calculated on an "as converted basis". Flexi paid (with its common stock and cash) in full the then outstanding principal and interest on the notes payable to certain stockholders of the Company.

(b)        PRO FORMA FINANCIAL INFORMATION

           On June 24, 1998, Flexi acquired Dodge through the merger of a wholly-owned subsidiary of Flexi with and into Dodge. Pursuant to the terms of the merger agreement, the outstanding shares of Series E Convertible Preferred Stock of Dodge were converted into the right to receive an aggregate of 591,781 shares of Common Stock of Flexi. In addition, each outstanding share of capital stock of Dodge other than the Series E Preferred Stock were converted into the right to receive $0.00001. Each outstanding option (the "Dodge Options") to purchase shares of Common Stock of Dodge under the 1991 Stock Option Plan of Dodge were converted into an option to purchase the consideration that would have been issuable with respect to the number of shares of Common Stock of Dodge subject the unexercised portion of such Dodge Option. Flexi also granted options under its 1997 Stock Incentive Plan to purchase (i) an aggregate of 150,000 shares of Common Stock to employees of Dodge pursuant to the merger agreement and (ii) an additional 18,000 shares of Common Stock to employees of Dodge following the merger. Following the merger and in accordance with the merger agreement, Flexi paid in full an aggregate of $2,622,069.42 of principal and interest on promissory notes of Dodge held by certain former stockholders of Dodge by issuing an additional 271,719 shares of Common Stock and by paying $754,000 in cash.

           The following Unaudited Pro Forma Condensed Consolidated Statements of Operations ("Pro Forma Statements of Operations") for the six months ended June 30, 1998 and the year ended December 31, 1997, give effect to the acquisition of Dodge as if it had occurred on January 1, 1997. The Pro Forma Statements of Operations are based on historical results of operations of Flexi and Dodge for the six months ended June 30, 1998, and the year ended December 31, 1997. The Pro Forma Statements of Operations and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Flexi and Dodge.

           The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisition taken place on January 1, 1997, nor is it necessarily indicative of results that may occur in the future.

               FLEXIINTERNATIONAL SOFTWARE, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            Flexi         Dodge     Adjustments    Pro Forma
                                           --------      -------    -----------    ---------
Revenues:
  Software license                         $ 10,746      $ 1,110      $     -      $ 11,856
  Service and maintenance                     6,013        3,336            -         9,349
                                           --------      -------      -------      --------
     Total revenues                          16,759        4,446            -        21,205

Cost of revenues:
  Software license                            1,131          329            -         1,460
  Service and maintenance                     3,859        2,808            -         6,667
                                           --------      -------      -------      --------
     Total cost of revenues                   4,990        3,137            -         8,127

Operating expenses:
  Sales and marketing                         4,748          680            -         5,428
  Product development                         4,326          627            -         4,953
  General and administrative                  1,417        2,021         288  (a)     3,726
  Acquired in-process R&D                     6,830            -      (6,830) (b)         -
                                           --------      -------      -------      --------
     Total operating expenses                17,321        3,328       (6,542)       14,107

Operating loss                               (5,552)      (2,019)       6,542        (1,029)
  Interest income                               570            7            -           577
  Interest expense                              (42)         (39)           -           (81)
                                           --------      -------      -------      --------

Loss before provision for income taxes       (5,024)      (2,051)       6,542          (533)

Provision for income taxes                        -            -            -             -
                                           --------      -------      -------      --------

Net loss                                   $ (5,024)     $(2,051)     $ 6,542      $   (533)
                                           ========      =======      =======      ========

Net loss per share:
  Basic and diluted                        $  (0.30)                               $  (0.03) (c)

Weighted average shares:
  Basic and diluted                          16,533                                  17,368

               FLEXIINTERNATIONAL SOFTWARE, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               FLEXI            DODGE(d)        ADJUSTMENTS       PRO FORMA
                                              --------         --------         -----------       ---------
Revenues:
  Software license                            $ 13,901         $  2,425              $   -         $ 16,326
  Service and maintenance                        7,723            6,293                  -           14,016
                                              --------         --------           --------         --------
     Total revenues                             21,624            8,718                  -           30,342

Cost of revenues:
  Software license                                 828              869                  -            1,697
  Service and maintenance                        5,450            4,949                  -           10,399
                                              --------         --------           --------         --------
     Total cost of revenues                      6,278            5,818                  -           12,096

Operating expenses:
  Sales and marketing                            7,820            2,436                  -           10,256
  Product development                            7,880              817                  -            8,697
  General and administrative                     2,316            2,734                577(a)         5,627
  Restructuring charges                              -             (314)                 -             (314)
                                              --------         --------           --------         --------
     Total operating expenses                   18,016            5,673                577           24,266

Operating loss                                  (2,670)          (2,773)              (577)          (6,020)

  Interest income                                  168               29                  -              197
  Interest expense                                (141)             (78)                 -             (219)
  Other                                              -               (5)                 -               (5)
                                              --------         --------           --------         --------

Loss before provision for income taxes          (2,643)          (2,827)              (577)          (6,047)

Provision for income taxes                           -                -                  -                -
                                              --------         --------           --------         --------

Net loss                                      $ (2,643)        $ (2,827)          $   (577)        $ (6,047)
                                              ========         ========           ========         ========

Net loss per share:
  Basic and diluted                           $  (0.42)                                            $  (0.84)(c)

Weighted average shares:
  Basic and diluted                              6,332                                                7,196


                        FLEXIINTERNATIONAL SOFTWARE, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(a) The pro forma adjustments represent amortization of goodwill and other identifiable intangible assets of $288,000 and $577,000 for the six months ended June 30, 1998 and the year ended December 31, 1997 respectively, assuming the transaction had occurred on January 1, 1997.

(b) The pro forma adjustment represents $6,830,000 of acquired in-process research and development expense. These costs are excluded from pro forma results of operations, as they are not expected to have a continuing impact on Flexi's results of operations.

(c) Pro forma basic and diluted net loss per share is computed by dividing the pro forma net loss attributable to common shareholders by the pro forma weighted average number of common shares outstanding.

(d) Dodge results have been reclassified to conform with historical Flexi presentation.

     The following table reconciles shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share:

                                                       Six          Year
                                                   Months Ended     Ended
                                                     June 30,    December 31,
                                                       1998          1997
                                                   ------------  ------------
                                                          (in thousands)

      Shares used to compute historical basic
        And diluted net loss per share               16,533          6,332
      Impact of shares issued in acquisition -
        Assumed outstanding from January 1, 1997        835            864
                                                    -------         ------

      Shares used to compute pro forma basic
        and diluted net loss per share               17,368          7,196
                                                    =======         ======



(c)   EXHIBITS:

      EXHIBIT
        NO.               DESCRIPTION

       2* Agreement and Plan of Merger, dated June 24, 1998, among FlexiInternational Software, Inc., The Dodge Group Inc. and Princess Acquisition Corporation.

       23.1               Consent of Deloitte and Touche LLP


       99*                Press release of FlexiInternational Software, Inc.
                          issued June 25, 1998.

      * Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 8, 1998                    FLEXIINTERNATIONAL SOFTWARE, INC.



                                             /s/ Jennifer V. Cheng
                                             -----------------------------
                                             Jennifer V. Cheng
                                             President

                                INDEX TO EXHIBITS


     EXHIBIT
        NO.               DESCRIPTION

       2* Agreement and Plan of Merger, dated June 24, 1998, among FlexiInternational Software, Inc., The Dodge Group Inc. and Princess Acquisition Corporation.

       23.1               Consent of Deloitte and Touche LLP


       99*                Press release of FlexiInternational Software, Inc.
                          issued June 25, 1998.

     * Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 1998.